Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-213469) on Form S-1 of our report dated June 9, 2016 (September 16, 2016 as to the agreement and plan of merger discussed in Note 1) relating to the financial statement of Fulgent Genetics, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 16, 2016